Exhibit 99.1

Investor	Valerie Haertel	Media	T.J. Crawford
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		External Affairs
	(401) 770-4050		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS HEALTH REPORTS THIRD QUARTER RESULTS

2019 EPS GUIDANCE RAISED AND NARROWED,
REFLECTING STRONG EXECUTION OF STRATEGIC LONG-TERM PLAN

Third Quarter Year-over-Year Highlights:

•	Total revenues increased 36.5% to $64.8 billion

•	GAAP operating income increased 13.8% to $2.9 billion

•	Adjusted operating income (1) increased 48.9% to $3.9 billion

•	GAAP diluted earnings per share from continuing operations of $1.17

•	Adjusted EPS (2) of $1.84

Year-to-date Highlights:

•	Generated cash flow from operations of $10.2 billion

2019 Full Year Guidance:

•	Revised GAAP operating income guidance range to $11.77 billion to $11.95 billion from $11.82 billion to $12.02 billion

•	Raised and narrowed adjusted operating income (1) guidance range to $15.22 billion to $15.40 billion from $15.16 billion to $15.36 billion

•	Revised GAAP diluted EPS from continuing operations guidance range to $4.90 to $4.98 from $4.93 to $5.04

•	Raised and narrowed Adjusted EPS (2) guidance range to $6.97 to $7.05 from $6.89 to $7.00

•	Confirmed cash flow from operations guidance range of $10.1 billion to $10.6 billion

WOONSOCKET, RHODE ISLAND, November 6, 2019 - CVS Health Corporation (NYSE: CVS) today announced operating results for the three months ended September 30, 2019.

President and Chief Executive Officer Larry Merlo stated, “Our third quarter results build on the positive momentum we have seen across the company since the beginning of the year. All of our core businesses performed in line with or above expectations, reflecting strong operational execution. As a result, we delivered strong growth and generated robust operating cash flow, which enabled us to continue to delever while returning capital to our shareholders.”

Merlo continued, “Based on strong year-to-date performance, we are raising and narrowing our full-year 2019 Adjusted EPS guidance range to $6.97 to $7.05. As we approach the first anniversary of the Aetna acquisition, we are increasingly confident in the strength of our broad and differentiated assets as a combined company and our ability to deliver compelling value to our customers and the communities we serve. Looking ahead, we remain focused on successful execution of our strategic priorities and integration plans to unleash the full potential of our consumer-centric health care model and create value for all stakeholders.”

_____________________________________________
The Company presents both GAAP and non-GAAP financial measures in this press release to assist in the comparison of the Company’s past financial performance with its current financial performance. See “Non-GAAP Financial Information” on pages 11 through 12 and endnotes (1) through (4) on page 27 for explanations of non-GAAP financial measures presented in this press release. See pages 13 through 17 and 25 through 26 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure.

Consolidated Third Quarter Results

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions, except per share amounts	2019	2018	Change	2019	2018	Change
Total revenues	$64,810	$47,490	$17,320	$189,887	$140,155	$49,732
Operating income	2,928	2,574	354	8,950	3,197	5,753
Adjusted operating income (1)	3,947	2,650	1,297	11,573	7,542	4,031
Net income (loss)	1,529	1,390	139	4,887	(175)	5,062
Diluted earnings (loss) per share from continuing operations	$1.17	$1.36	$(0.19)	$3.75	$(0.17)	$3.92
Adjusted EPS (2)	$1.84	$1.73	$0.11	$5.35	$4.89	$0.46
Enterprise prescriptions (5) (6)	686.6	657.0	29.6	2,049.5	1,973.6	75.9

•
Total revenues and adjusted revenues (3) increased 36.5% and 37.1%, respectively, for the three months ended September 30, 2019 compared to the prior year. Revenue growth was primarily driven by the impact of the acquisition (the “Aetna Acquisition”) of Aetna Inc. (“Aetna”), which the Company acquired on November 28, 2018 (the “Aetna Acquisition Date”), as well as increased volume and brand name drug price inflation in both the Pharmacy Services and Retail/LTC segments. The revenue increase was partially offset by continued price compression in the Pharmacy Services segment, reimbursement pressure in the Retail/LTC segment and an increased generic dispensing rate.

•
Operating expenses and adjusted operating expenses (4) increased 72.8% and 61.5%, respectively, for the three months ended September 30, 2019 compared to the prior year. The increase in both operating expenses and adjusted operating expenses was primarily driven by the impact of the Aetna Acquisition. The increase in operating expenses also was due to (i) an increase in intangible asset amortization primarily related to the Aetna Acquisition, (ii) a $205 million pre-tax loss on the sale of the Company’s Brazilian subsidiary, Drogaria Onofre Ltda. (“Onofre”), which occurred on July 1, 2019 and (iii) a $96 million store rationalization charge recorded in the three months ended September 30, 2019 primarily related to operating lease right-of-use asset impairment charges in connection with the planned closure of 22 underperforming retail pharmacy stores in the first quarter of 2020.

•
Operating income and adjusted operating income increased 13.8% and 48.9%, respectively, for the three months ended September 30, 2019 compared to the prior year. The increase in both operating income and adjusted operating income was primarily due to the impact of the Aetna Acquisition as well as increased claims volume and improved purchasing economics in the Pharmacy Services segment. These increases were partially offset by continued reimbursement pressure in the Retail/LTC segment and continued price compression in the Pharmacy Services segment. The increase in operating income was also partially offset by (i) an increase in intangible asset amortization primarily related to the Aetna Acquisition, (ii) the $205 million pre-tax loss on the sale of Onofre recorded in the three months ended September 30, 2019, (iii) the $96 million store rationalization charge recorded in the three months ended September 30, 2019 and (iv) the absence of $209 million in interest income on the proceeds from the financing for the Aetna Acquisition recorded in the three months ended September 30, 2018.

•
Net income increased 10.0% for the three months ended September 30, 2019 compared to the prior year primarily due to the higher operating income described above, partially offset by (i) higher interest expense primarily due to the assumption of Aetna’s debt as of the Aetna Acquisition Date, (ii) the loss on early extinguishment of debt of $79 million related to the Company’s repayment of $4.0 billion of its outstanding senior notes pursuant to its tender offers for such senior notes in August 2019 and (iii) higher income tax expense associated with the increase in pre-tax income.

•
The effective income tax rate was 28.3% for the three months ended September 30, 2019 compared to 26.8% for the three months ended September 30, 2018. The increase in the effective income tax rate was primarily due to the impact of the sale of Onofre in the three months ended September 30, 2019.

Pharmacy Services Segment

The Pharmacy Services segment provides a full range of pharmacy benefit management services to employers, health plans, government employee groups and government sponsored programs. The segment results for the three and nine months ended September 30, 2019 and 2018 were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions	2019	2018	Change	2019	2018	Change
Total revenues	$36,018	$33,864	$2,154	$104,418	$99,837	$4,581
Operating income	1,340	1,275	65	3,387	3,268	119
Adjusted operating income (1)	1,439	1,362	77	3,682	3,530	152
Total pharmacy claims processed (6)	509.5	466.3	43.2	1,480.3	1,405.2	75.1
Pharmacy network (7)	430.2	394.5	35.7	1,250.0	1,192.2	57.8
Mail choice (8)	79.3	71.8	7.5	230.3	213.0	17.3

•
Total revenues increased 6.4% for the three months ended September 30, 2019 compared to the prior year primarily due to brand name drug price inflation as well as increased total pharmacy claims volume, partially offset by continued price compression and an increased generic dispensing rate.

•
Total pharmacy claims processed increased 9.3% on a 30-day equivalent basis for the three months ended September 30, 2019 compared to the prior year primarily driven by net new business and the continued adoption of Maintenance Choice® offerings.

•
Operating income and adjusted operating income increased 5.1% and 5.7%, respectively, for the three months ended September 30, 2019 compared to the prior year primarily driven by increased claims volume, the addition of Aetna’s mail order and specialty pharmacy operations and improved purchasing economics, partially offset by continued price compression. The increase in operating income also was partially offset by increased intangible asset amortization related to Aetna’s mail order and specialty pharmacy operations.

See the supplemental information on page 21 for additional information regarding the performance of the Pharmacy Services segment.

Retail/LTC Segment

The Retail/LTC segment fulfills prescriptions for medications, provides patient care programs, sells a wide-assortment of general merchandise, provides health care services through walk-in clinics and provides services to long-term care facilities. The segment results for the three and nine months ended September 30, 2019 and 2018 were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions	2019	2018	Change	2019	2018	Change
Total revenues	$21,466	$20,856	$610	$64,028	$61,960	$2,068
Operating income	1,095	1,491	(396)	3,884	890	2,994
Adjusted operating income (1)	1,516	1,622	(106)	4,674	5,279	(605)
Prescriptions filled (6)	352.3	331.2	21.1	1,048.2	989.7	58.5

•
Total revenues increased 2.9% for the three months ended September 30, 2019 compared to the prior year. The increase was primarily driven by increased prescription volume and brand name drug price inflation, partially offset by continued reimbursement pressure and an increased generic dispensing rate.

•
Front store revenues represent approximately 21.5% of total Retail/LTC segment revenues. Front store revenues increased in the three months ended September 30, 2019 compared to the prior year primarily driven by increases in health and beauty product sales, which benefited from continued strength in cough and cold products.

•
Total prescription volume grew 6.4% on a 30-day equivalent basis for the three months ended September 30, 2019 compared to the prior year. The growth was driven primarily by the continued adoption of patient care programs.

•
Operating income and adjusted operating income decreased 26.6% and 6.5%, respectively, for the three months ended September 30, 2019. Operating income and adjusted operating income were both negatively impacted by continued reimbursement pressure, partially offset by increased prescription volume and improved front store margin. The decrease in operating income also was driven by the $205 million pre-tax loss on the sale of Onofre and the $96 million store rationalization charge, each recorded in the three months ended September 30, 2019.

See the supplemental information on page 22 for additional information regarding the performance of the Retail/LTC segment.

Health Care Benefits Segment

The Health Care Benefits segment provides a full range of insured and self-insured (“ASC”) medical, pharmacy, dental and behavioral health products and services. For periods prior to the Aetna Acquisition Date, the Health Care Benefits segment consisted solely of the Company’s SilverScript® Medicare Part D prescription drug plan (“PDP”) business. The segment results for the three and nine months ended September 30, 2019 and 2018 were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions, except percentages	2019	2018	Change	2019	2018	Change
Total revenues	$17,181	$641	$16,540	$52,454	$2,723	$49,731
Operating income (loss)	1,036	74	962	3,253	(64)	3,317
Adjusted operating income (loss) (1)	1,423	75	1,348	4,423	(62)	4,485
Medical benefit ratio (“MBR”) (a)	83.3%	NM		83.7%	NM
Medical membership as of September 30, 2019				22.8
_____________________________________________

(a)
The Health Care Benefits segment for the three and nine months ended September 30, 2018 consisted solely of the Company’s SilverScript PDP business. Accordingly, the MBRs for the three and nine months ended September 30, 2018 are not meaningful (“NM”) and are not directly comparable to the MBRs for the three and nine months ended September 30, 2019.

•	Total revenues increased $16.5 billion for the three months ended September 30, 2019 compared to the prior year primarily driven by the Aetna Acquisition.

•
Operating income and adjusted operating income increased $962 million and $1.3 billion, respectively, for the three months ended September 30, 2019, compared to the prior year primarily driven by the Aetna Acquisition. The increase in operating income was partially offset by an increase in intangible asset amortization related to the Aetna Acquisition.

•
Medical membership as of September 30, 2019 of 22.8 million remained consistent compared with June 30, 2019, reflecting increases in Medicare and Medicaid products, offset by declines in Commercial products.

•
The Health Care Benefits segment experienced favorable development of prior-periods’ health care cost estimates in its Commercial and Government businesses, primarily attributable to second quarter 2019 performance.

•
Prior years’ health care costs payable estimates developed favorably by $511 million during the nine months ended September 30, 2019. This development is reported on a basis consistent with the prior years’ development reported in the health care costs payable table in the Company’s annual audited financial statements and does not directly correspond to an increase in 2019 operating results.

See the supplemental information on page 23 for additional information regarding the performance of the Health Care Benefits segment.

2019 Full Year Guidance

The Company revised its full year 2019 GAAP operating income guidance range to $11.77 billion to $11.95 billion from $11.82 billion to $12.02 billion and raised and narrowed its guidance range for full year 2019 adjusted operating income to $15.22 billion to $15.40 billion from $15.16 billion to $15.36 billion. The Company revised its full year 2019 GAAP diluted EPS from continuing operations guidance range to $4.90 to $4.98 from $4.93 to $5.04, and raised and narrowed its full year 2019 Adjusted EPS guidance range to $6.97 to $7.05 from $6.89 to $7.00.

The adjustments between GAAP operating income and GAAP diluted EPS from continuing operations and adjusted operating income and Adjusted EPS include, as applicable, adding back amortization of intangible assets, integration costs related to the Aetna Acquisition, store rationalization charges, gains/losses on divestitures and losses on early extinguishment of debt.

Teleconference and Webcast

The Company will be holding a conference call today for investors at 8:00 a.m. (Eastern time) to discuss its third quarter results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Health is the nation’s premier health innovation company helping people on their path to better health. Whether in one of its pharmacies or through its health services and plans, CVS Health is pioneering a bold new approach to total health by making quality care more affordable, accessible, simple and seamless. CVS Health is community-based and locally focused, engaging consumers with the care they need when and where they need it. The Company has approximately 9,900 retail locations, approximately 1,100 walk-in medical clinics, a leading pharmacy benefits manager with approximately 102 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year and expanding specialty pharmacy services. CVS Health also serves an estimated 38 million people through traditional, voluntary and consumer-directed health insurance products and related services, including rapidly expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan. The Company believes its innovative health care model increases access to quality care, delivers better health outcomes and lowers overall health care costs. Find more information about how CVS Health is shaping the future of health at https://www.cvshealth.com.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this press release that are forward-looking include the information under the heading “2019 Full Year Guidance” and the related endnotes and reconciliations and the information in Mr. Merlo’s quoted statement. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q.

You are cautioned not to place undue reliance on CVS Health’s forward looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

- Tables Follow -

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share amounts	2019	2018	2019	2018
Revenues:
Products	$47,149	$46,334	$136,023	$136,035
Premiums	15,539	627	47,612	2,684
Services	1,859	308	5,447	951
Net investment income	263	221	805	485
Total revenues	64,810	47,490	189,887	140,155
Operating costs:
Cost of products sold	40,437	39,502	116,654	115,883
Benefit costs	12,850	439	39,396	2,399
Goodwill impairment	—	—	—	3,921
Operating expenses	8,595	4,975	24,887	14,755
Total operating costs	61,882	44,916	180,937	136,958
Operating income	2,928	2,574	8,950	3,197
Interest expense	747	674	2,301	1,886
Loss on early extinguishment of debt	79	—	79	—
Other expense (income)	(31)	1	(93)	7
Income before income tax provision	2,133	1,899	6,663	1,304
Income tax provision	604	509	1,776	1,478
Income (loss) from continuing operations	1,529	1,390	4,887	(174)
Loss from discontinued operations, net of tax	—	—	—	(1)
Net income (loss)	1,529	1,390	4,887	(175)
Net loss attributable to noncontrolling interests	1	—	—	—
Net income (loss) attributable to CVS Health	$1,530	$1,390	$4,887	$(175)

Basic earnings (loss) per share:
Income (loss) from continuing operations attributable to CVS Health	$1.17	$1.36	$3.76	$(0.17)
Loss from discontinued operations attributable to CVS Health	$—	$—	$—	$—
Net income (loss) attributable to CVS Health	$1.17	$1.36	$3.76	$(0.17)
Weighted average basic shares outstanding	1,302	1,020	1,300	1,018
Diluted earnings (loss) per share:
Income (loss) from continuing operations attributable to CVS Health	$1.17	$1.36	$3.75	$(0.17)
Loss from discontinued operations attributable to CVS Health	$—	$—	$—	$—
Net income (loss) attributable to CVS Health	$1.17	$1.36	$3.75	$(0.17)
Weighted average diluted shares outstanding	1,305	1,022	1,303	1,018
Dividends declared per share	$0.50	$0.50	$1.50	$1.50

CVS HEALTH CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

In millions	September 30, 2019	December 31, 2018
Assets:
Cash and cash equivalents	$5,193	$4,059
Investments	2,334	2,522
Accounts receivable, net	19,789	17,631
Inventories	16,028	16,450
Other current assets	4,841	4,581
Total current assets	48,185	45,243
Long-term investments	17,342	15,732
Property and equipment, net	11,651	11,349
Operating lease right-of-use assets	20,757	—
Goodwill	79,548	78,678
Intangible assets, net	33,655	36,524
Separate accounts assets	4,590	3,884
Other assets	4,385	5,046
Total assets	$220,113	$196,456

Liabilities:
Accounts payable	$9,442	$8,925
Pharmacy claims and discounts payable	13,099	11,365
Health care costs payable	7,014	6,147
Policyholders’ funds	2,938	2,939
Accrued expenses	11,615	10,711
Other insurance liabilities	1,790	1,937
Current portion of operating lease liabilities	1,798	—
Short-term debt	1,070	720
Current portion of long-term debt	3,778	1,265
Total current liabilities	52,544	44,009
Long-term operating lease liabilities	18,826	—
Long-term debt	64,206	71,444
Deferred income taxes	7,279	7,677
Separate accounts liabilities	4,590	3,884
Other long-term insurance liabilities	7,557	8,119
Other long-term liabilities	2,178	2,780
Total liabilities	157,180	137,913

Shareholders’ equity:
Preferred stock	—	—
Common stock and capital surplus	45,854	45,440
Treasury stock	(28,207)	(28,228)
Retained earnings	44,017	40,911
Accumulated other comprehensive income	950	102
Total CVS Health shareholders’ equity	62,614	58,225
Noncontrolling interests	319	318
Total shareholders’ equity	62,933	58,543
Total liabilities and shareholders’ equity	$220,113	$196,456

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
In millions	2019	2018
Cash flows from operating activities:
Cash receipts from customers	$184,519	$132,275
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(109,958)	(107,920)
Insurance benefits paid	(38,812)	(2,400)
Cash paid to other suppliers and employees	(21,411)	(12,305)
Interest and investment income received	756	406
Interest paid	(2,675)	(1,759)
Income taxes paid	(2,205)	(1,911)
Net cash provided by operating activities	10,214	6,386

Cash flows from investing activities:
Proceeds from sales and maturities of investments	5,616	43
Purchases of investments	(6,011)	(97)
Purchases of property and equipment	(1,890)	(1,452)
Acquisitions (net of cash acquired)	(361)	(616)
Proceeds from sale of subsidiary	—	725
Other	16	11
Net cash used in investing activities	(2,630)	(1,386)

Cash flows from financing activities:
Net borrowings (repayments) of short-term debt	350	(1,276)
Proceeds from issuance of long-term debt	3,458	39,376
Repayments of long-term debt	(8,350)	(2,266)
Derivative settlements	(25)	446
Dividends paid	(1,952)	(1,528)
Proceeds from exercise of stock options	183	214
Payments for taxes related to net share settlement of equity awards	(85)	(39)
Other	11	—
Net cash provided by (used in) financing activities	(6,410)	34,927
Net increase in cash, cash equivalents and restricted cash	1,174	39,927
Cash, cash equivalents and restricted cash at the beginning of the period	4,295	1,900
Cash, cash equivalents and restricted cash at the end of the period	$5,469	$41,827

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
In millions	2019	2018
Reconciliation of net income (loss) to net cash provided by operating activities:
Net income (loss)	$4,887	$(175)
Adjustments required to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,275	1,911
Goodwill impairment	—	3,921
Stock-based compensation	355	172
Loss on sale of subsidiary	205	86
Loss on early extinguishment of debt	79	—
Deferred income taxes and other noncash items	(38)	210
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(2,312)	(1,725)
Inventories	413	472
Other assets	(374)	(3)
Accounts payable and pharmacy claims and discounts payable	2,330	1,839
Health care costs payable and other insurance liabilities	535	—
Other liabilities	859	(322)
Net cash provided by operating activities	$10,214	$6,386

Non-GAAP Financial Information

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measurements reported by other companies.

Non-GAAP financial measures such as adjusted operating income, adjusted earnings per share (EPS), adjusted income from continuing operations attributable to CVS Health, adjusted revenues and adjusted operating expenses exclude from the relevant GAAP metrics, as applicable: amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because the Company believes they neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance:

•
The Company’s acquisition activities have resulted in the recognition of intangible assets as required under the acquisition method of accounting which consist primarily of trademarks, customer contracts/relationships, covenants not to compete, technology, provider networks and value of business acquired. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s statements of operations in operating expenses within each segment. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the underwriting of the Company’s insurance products, the services performed for the Company’s customers or the sale of the Company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.

•
During the three and nine months ended September 30, 2019 and 2018, acquisition-related transaction and integration costs relate to the Aetna Acquisition. During the nine months ended September 30, 2018, acquisition-related integration costs also relate to the acquisition of Omnicare, Inc. The acquisition-related transaction and integration costs are reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses primarily within the Corporate/Other segment.

•
During the three and nine months ended September 30, 2019, the store rationalization charges relate to the planned closure of 22 underperforming retail pharmacy stores in the first quarter of 2020. During the nine months ended September 30, 2019, the store rationalization charges also relate to the planned closure of 46 underperforming retail pharmacy stores in the second quarter of 2019. The store rationalization charges primarily relate to operating lease right-of-use asset impairment charges and are reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within the Retail/LTC segment.

•
During the three and nine months ended September 30, 2019, the loss on divestiture of subsidiary represents the pre-tax loss on the sale of Onofre, which occurred on July 1, 2019. The loss on divestiture primarily relates to the elimination of the cumulative translation adjustment from accumulated other comprehensive income and is reflected in operating expenses in the Company’s unaudited GAAP condensed consolidated statements of operations within the Retail/LTC segment. During the nine months ended September 30, 2018, the loss on divestiture of subsidiary represents the pre-tax loss on the sale of the Company’s RxCrossroads subsidiary for $725 million and is reflected in operating expenses in the Company’s unaudited GAAP condensed consolidated statements of operations within the Retail/LTC segment.

•
During the three and nine months ended September 30, 2019, the loss on early extinguishment of debt relates to the Company’s repayment of $4.0 billion of its outstanding senior notes in August 2019 pursuant to its tender offers for such senior notes.

•	During the nine months ended September 30, 2018, the goodwill impairment charge relates to the LTC reporting unit within the Retail/LTC segment.

•
During the three and nine months ended September 30, 2018, the Company recorded interest expense of $436 million and $1.2 billion, respectively, related to bridge financing costs and interest expense on the $40 billion of its unsecured senior notes issued on March 9, 2018 (“2018 Notes”). The interest expense was reduced by related interest income of $209 million and $453 million, during the three and nine months ended September 30, 2018, respectively, on the proceeds of the 2018 Notes. All amounts are for the periods prior to the close of the Aetna Acquisition and were recorded within the Corporate/Other segment.

•
The corresponding tax benefit or expense related to the items excluded from adjusted income from continuing operations attributable to CVS Health and Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision.

See endnotes (1) through (4) for definitions of non-GAAP financial measures. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure are presented on pages 13 through 17 and 25 through 26.

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Adjusted Operating Income
(Unaudited)

The following are reconciliations of operating income to adjusted operating income:

	Three Months Ended September 30, 2019
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$1,340	$1,095	$1,036	$(364)	$(179)	$2,928
Non-GAAP adjustments:
Amortization of intangible assets	99	120	387	1	—	607
Acquisition-related integration costs	—	—	—	111	—	111
Store rationalization charge	—	96	—	—	—	96
Loss on divestiture of subsidiary	—	205	—	—	—	205
Adjusted operating income (loss) (1)	$1,439	$1,516	$1,423	$(252)	$(179)	$3,947

	Three Months Ended September 30, 2018
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$1,275	$1,491	$74	$(70)	$(196)	$2,574
Non-GAAP adjustments:
Amortization of intangible assets	87	127	1	—	—	215
Acquisition-related transaction and integration costs	—	4	—	66	—	70
Interest income on financing for the Aetna Acquisition	—	—	—	(209)	—	(209)
Adjusted operating income (loss) (1)	$1,362	$1,622	$75	$(213)	$(196)	$2,650

	Nine Months Ended September 30, 2019
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$3,387	$3,884	$3,253	$(1,053)	$(521)	$8,950
Non-GAAP adjustments:
Amortization of intangible assets	295	354	1,170	3	—	1,822
Acquisition-related integration costs	—	—	—	365	—	365
Store rationalization charges	—	231	—	—	—	231
Loss on divestiture of subsidiary	—	205	—	—	—	205
Adjusted operating income (loss) (1)	$3,682	$4,674	$4,423	$(685)	$(521)	$11,573

	Nine Months Ended September 30, 2018
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$3,268	$890	$(64)	$(339)	$(558)	$3,197
Non-GAAP adjustments:
Amortization of intangible assets	262	375	2	—	—	639
Acquisition-related transaction and integration costs	—	7	—	145	—	152
Loss on divestiture of subsidiary	—	86	—	—	—	86
Goodwill impairment	—	3,921	—	—	—	3,921
Interest income on financing for the Aetna Acquisition	—	—	—	(453)	—	(453)
Adjusted operating income (loss) (1)	$3,530	$5,279	$(62)	$(647)	$(558)	$7,542

Adjusted Earnings Per Share
(Unaudited)

The following are reconciliations of income (loss) from continuing operations attributable to CVS Health to adjusted income from continuing operations attributable to CVS Health and calculations of GAAP diluted EPS from continuing operations and Adjusted EPS:

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Income from continuing operations (GAAP measure)	$1,529		$1,390
Net loss attributable to noncontrolling interests (GAAP measure)	1		—
Income allocable to participating securities (GAAP measure)	—		(1)
Income from continuing operations attributable to CVS Health (GAAP measure)	1,530	$1.17	1,389	$1.36
Non-GAAP adjustments:
Amortization of intangible assets	607	0.46	215	0.21
Acquisition-related transaction and integration costs	111	0.09	70	0.07
Store rationalization charge	96	0.07	—	—
Loss on divestiture of subsidiary	205	0.16	—	—
Loss on early extinguishment of debt	79	0.06	—	—
Net interest expense on financing for the Aetna Acquisition	—	—	227	0.22
Income tax benefit	(220)	(0.17)	(132)	(0.13)
Income allocable to participating securities, net of tax (a)	(1)	—	(1)	—
Adjusted income from continuing operations attributable to CVS Health (2)	$2,407	$1.84	$1,768	$1.73

Weighted average diluted shares outstanding		1,305		1,022
_____________________________________________

(a)
Represents the corresponding impact to income allocable to participating securities, net of tax, related to the items above excluded from income from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health and calculating Adjusted EPS above.

	Nine Months Ended September 30, 2019		Nine Months Ended September 30, 2018
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Income (loss) from continuing operations (GAAP measure)	$4,887		$(174)
Net loss attributable to noncontrolling interests (GAAP measure)	—		—
Income allocable to participating securities (GAAP measure)	(3)		(3)
Income (loss) from continuing operations attributable to CVS Health (GAAP measure)	4,884	$3.75	(177)	$(0.17)
Non-GAAP adjustments:
Amortization of intangible assets	1,822	1.40	639	0.63
Acquisition-related transaction and integration costs	365	0.28	152	0.15
Store rationalization charges	231	0.17	—	—
Loss on divestiture of subsidiary	205	0.16	86	0.08
Loss on early extinguishment of debt	79	0.06	—	—
Goodwill impairment	—	—	3,921	3.84
Net interest expense on financing for the Aetna Acquisition	—	—	697	0.68
Income tax benefit	(611)	(0.47)	(320)	(0.31)
Income allocable to participating securities, net of tax (a)	(2)	—	(7)	(0.01)
Adjusted income from continuing operations attributable to CVS Health (2)	$6,973	$5.35	$4,991	$4.89

Weighted average diluted shares outstanding (GAAP) (2)		1,303		1,018
Adjusted weighted average diluted shares outstanding (non-GAAP) (2)		1,303		1,020
_____________________________________________

(a)
Represents the corresponding impact to income allocable to participating securities, net of tax, related to the items above excluded from income (loss) from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health and calculating Adjusted EPS above.

Adjusted Revenues and Adjusted Operating Expenses
(Unaudited)

The following is a reconciliation of total revenues to adjusted revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2019	2018	2019	2018
Total revenues (GAAP measure)	$64,810	$47,490	$189,887	$140,155
Non-GAAP adjustment:
Interest income on financing for the Aetna Acquisition	—	(209)	—	(453)
Adjusted revenues (3)	$64,810	$47,281	$189,887	$139,702

The following is a reconciliation of operating expenses to adjusted operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2019	2018	2019	2018
Operating expenses (GAAP measure)	$8,595	$4,975	$24,887	$14,755
Non-GAAP adjustments:
Amortization of intangible assets	(607)	(215)	(1,822)	(639)
Acquisition-related transaction and integration costs	(111)	(70)	(365)	(152)
Store rationalization charges	(96)	—	(231)	—
Loss on divestiture of subsidiary	(205)	—	(205)	(86)
Adjusted operating expenses (4)	$7,576	$4,690	$22,264	$13,878

Supplemental Information
(Unaudited)

The Company’s segments maintain separate financial information, and the Company’s chief operating decision maker (the “CODM”) evaluates the segments’ operating results on a regular basis in deciding how to allocate resources among the segments and in assessing segment performance. The CODM evaluates the performance of the Company’s segments based on adjusted operating income. Effective for the first quarter of 2019, adjusted operating income is defined as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance as further described in endnote (1). Segment financial information for the three and nine months ended September 30, 2018 has been retrospectively adjusted to conform with the current period presentation. The Company uses adjusted operating income as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying business performance and trends.

Effective for the first quarter of 2019, the Company realigned the composition of its segments to correspond with changes to its operating model and reflect how the CODM reviews information and manages the business. As a result of this realignment, the Company’s SilverScript PDP moved from the Pharmacy Services segment to the Health Care Benefits segment. In addition, the Company moved Aetna’s mail order and specialty pharmacy operations from the Health Care Benefits segment to the Pharmacy Services segment. Segment financial information for the three and nine months ended September 30, 2018, has been retrospectively adjusted to reflect these changes as shown below:

	Three Months Ended September 30, 2018
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Revenues, as previously reported	$33,767	$20,856	$—	$217	$(7,350)	$47,490
Adjustments	97	—	641	—	(738)	—
Revenues, as adjusted	$33,864	$20,856	$641	$217	$(8,088)	$47,490

Cost of products sold (a)	$31,587	$15,042	$—	$—	$(7,127)	$39,502
Adjustments	651	—	—	—	(651)	—
Cost of products sold, as adjusted	$32,238	$15,042	$—	$—	$(7,778)	$39,502

Benefit costs (a)	$439	$—	$—	$—	$—	$439
Adjustments	(439)	—	439	—	—	—
Benefit costs, as adjusted	$—	$—	$439	$—	$—	$439

Operating expenses, as previously reported	$392	$4,323	$—	$287	$(27)	$4,975
Adjustments	(41)	—	128	—	(87)	—
Operating expenses, as adjusted	$351	$4,323	$128	$287	$(114)	$4,975

Operating income (loss), as previously reported	$1,349	$1,491	$—	$(70)	$(196)	$2,574
Adjustments	(74)	—	74	—	—	—
Operating income (loss), as adjusted	1,275	1,491	74	(70)	(196)	2,574
Segment measure adjustments	87	131	1	(143)	—	76
Adjusted operating income (loss)	$1,362	$1,622	$75	$(213)	$(196)	$2,650
_____________________________________________

(a)	The total of cost of products sold and benefit costs previously were reported as cost of revenues.

	Nine Months Ended September 30, 2018
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Revenues, as previously reported	$99,238	$61,960	$—	$475	$(21,518)	$140,155
Adjustments	599	—	2,723	—	(3,322)	—
Revenues, as adjusted	$99,837	$61,960	$2,723	$475	$(24,840)	$140,155

Cost of products sold (a)	$92,459	$44,318	$—	$—	$(20,894)	$115,883
Adjustments	3,059	—	—	—	(3,059)	—
Cost of products sold, as adjusted	$95,518	$44,318	$—	$—	$(23,953)	$115,883

Benefit costs (a)	$2,399	$—	$—	$—	$—	$2,399
Adjustments	(2,399)	—	2,399	—	—	—
Benefit costs, as adjusted	$—	$—	$2,399	$—	$—	$2,399

Operating expenses, as previously reported	$1,176	$12,831	$—	$814	$(66)	$14,755
Adjustments	(125)	—	388	—	(263)	—
Operating expenses, as adjusted	$1,051	$12,831	$388	$814	$(329)	$14,755

Operating income (loss), as previously reported	$3,204	$890	$—	$(339)	$(558)	$3,197
Adjustments	64	—	(64)	—	—	—
Operating income (loss), as adjusted	3,268	890	(64)	(339)	(558)	3,197
Segment measure adjustments	262	4,389	2	(308)	—	4,345
Adjusted operating income (loss)	$3,530	$5,279	$(62)	$(647)	$(558)	$7,542
_____________________________________________

(a)	The total of cost of products sold and benefit costs previously were reported as cost of revenues.

The following is a reconciliation of financial measures of the Company’s segments to the consolidated totals:

In millions	Pharmacy Services (a)	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations (b)	Consolidated Totals
Three Months Ended
September 30, 2019
Total revenues	$36,018	$21,466	$17,181	$152	$(10,007)	$64,810
Operating income (loss)	1,340	1,095	1,036	(364)	(179)	2,928
Adjusted operating income (loss) (1)	1,439	1,516	1,423	(252)	(179)	3,947
September 30, 2018
Total revenues	33,864	20,856	641	217	(8,088)	47,490
Operating income (loss)	1,275	1,491	74	(70)	(196)	2,574
Adjusted operating income (loss) (1)	1,362	1,622	75	(213)	(196)	2,650

Nine Months Ended
September 30, 2019
Total revenues	$104,418	$64,028	$52,454	$423	$(31,436)	$189,887
Operating income (loss)	3,387	3,884	3,253	(1,053)	(521)	8,950
Adjusted operating income (loss) (1)	3,682	4,674	4,423	(685)	(521)	11,573
September 30, 2018
Total revenues	99,837	61,960	2,723	475	(24,840)	140,155
Operating income (loss)	3,268	890	(64)	(339)	(558)	3,197
Adjusted operating income (loss) (1)	3,530	5,279	(62)	(647)	(558)	7,542
_____________________________________________

(a)
Total revenues of the Pharmacy Services segment include approximately $2.7 billion of retail co-payments for each of the three-month periods ended September 30, 2019 and 2018, and $8.9 billion and $8.8 billion of retail co-payments for the nine months ended September 30, 2019 and 2018, respectively.

(b)	Intersegment eliminations relate to intersegment revenue generating activities that occur between the Pharmacy Services segment, the Retail/LTC segment and/or the Health Care Benefits segment.

Supplemental Information
(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services segment’s performance for the respective periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except percentages	2019	2018	2019	2018
Revenues:
Products	$35,883	$33,746	$104,056	$99,493
Services	135	118	362	344
Total revenues	36,018	33,864	104,418	99,837
Cost of products sold	34,300	32,238	99,918	95,518
Operating expenses	378	351	1,113	1,051
Operating expenses as a % of total revenues	1.0%	1.0%	1.1%	1.1%
Operating income	$1,340	$1,275	$3,387	$3,268
Operating income as a % of total revenues	3.7%	3.8%	3.2%	3.3%
Adjusted operating income (1)	$1,439	$1,362	$3,682	$3,530
Adjusted operating income as a % of total revenues	4.0%	4.0%	3.5%	3.5%
Revenues (by distribution channel):
Pharmacy network (7)	$22,469	$21,921	$66,071	$64,625
Mail choice (8)	13,403	11,812	37,912	34,807
Other	146	131	435	405
Pharmacy claims processed: (6)
Total	509.5	466.3	1,480.3	1,405.2
Pharmacy network (7)	430.2	394.5	1,250.0	1,192.2
Mail choice (8)	79.3	71.8	230.3	213.0
Generic dispensing rate: (6)
Total	88.1%	87.2%	88.3%	87.5%
Pharmacy network (7)	88.7%	87.8%	88.9%	88.1%
Mail choice (8)	85.3%	83.9%	85.1%	84.0%
Mail choice penetration rate (6) (8)	15.6%	15.4%	15.6%	15.2%

Supplemental Information
(Unaudited)

Retail/LTC Segment

The following table summarizes the Retail/LTC segment’s performance for the respective periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except percentages	2019	2018	2019	2018
Revenues:
Products	$21,273	$20,676	$63,403	$61,382
Services	193	180	625	578
Total revenues	21,466	20,856	64,028	61,960
Cost of products sold	15,656	15,042	46,504	44,318
Goodwill impairment	—	—	—	3,921
Operating expenses	4,715	4,323	13,640	12,831
Operating expenses as a % of total revenues	22.0%	20.7%	21.3%	20.7%
Operating income	$1,095	$1,491	$3,884	$890
Operating income as a % of total revenues	5.1%	7.1%	6.1%	1.4%
Adjusted operating income (1)	$1,516	$1,622	$4,674	$5,279
Adjusted operating income as a % of total revenues	7.1%	7.8%	7.3%	8.5%
Revenues (by major goods/service lines):
Pharmacy	$16,687	$16,123	$49,197	$47,428
Front Store	4,614	4,557	14,288	13,990
Other	165	176	543	542
Prescriptions filled (6)	352.3	331.2	1,048.2	989.7
Revenues increase:
Total	2.9%	6.4%	3.3%	5.9%
Pharmacy	3.5%	8.4%	3.7%	8.0%
Front Store	1.3%	2.0%	2.1%	1.5%
Total prescription volume increase (6)	6.4%	8.9%	5.9%	8.9%
Same store sales increase: (9)
Total	3.6%	6.7%	3.9%	6.2%
Pharmacy	4.5%	8.7%	4.7%	8.1%
Front Store	0.6%	0.8%	1.3%	0.5%
Prescription volume (6)	7.8%	9.2%	7.3%	9.1%
Generic dispensing rate (6)	88.2%	87.3%	88.7%	87.8%

Supplemental Information
(Unaudited)

Health Care Benefits Segment

The following table summarizes the Health Care Benefits segment’s performance for the respective periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except percentages	2019	2018	2019	2018
Revenues:
Premiums	$15,507	$627	$47,543	$2,684
Services	1,528	10	4,453	29
Net investment income	146	4	458	10
Total revenues	17,181	641	52,454	2,723
Benefit costs	12,914	439	39,815	2,399
MBR (Benefit costs as a % of premium revenues) (a)	83.3%	NM	83.7%	NM
Operating expenses	$3,231	$128	$9,386	$388
Operating expenses as a % of total revenues	18.8%	20.0%	17.9%	14.2%
Operating income (loss)	$1,036	$74	$3,253	$(64)
Operating income (loss) as a % of total revenues (b)	6.0%	11.5%	6.2%	NM
Adjusted operating income (loss) (1)	$1,423	$75	$4,423	$(62)
Adjusted operating income (loss) as a % of total revenues (b)	8.3%	11.7%	8.4%	NM
_____________________________________________

(a)
The Health Care Benefits segment for the three and nine months ended September 30, 2018 consisted solely of the Company’s SilverScript PDP business. Accordingly, the MBRs for the three and nine months ended September 30, 2018 are not meaningful (“NM”) and are not directly comparable to the MBRs for the three and nine months ended September 30, 2019.

(b)	Percentages for the nine months ended September 30, 2018 are not meaningful.

The following table summarizes the Health Care Benefits segment’s medical membership for the respective periods:

	September 30, 2019			June 30, 2019			December 31, 2018
In thousands	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total
Medical membership:
Commercial	3,560	14,159	17,719	3,571	14,276	17,847	3,871	13,888	17,759
Medicare Advantage	2,304	—	2,304	2,264	—	2,264	1,758	—	1,758
Medicare Supplement	842	—	842	819	—	819	793	—	793
Medicaid	1,382	562	1,944	1,344	562	1,906	1,128	663	1,791
Total medical membership	8,088	14,721	22,809	7,998	14,838	22,836	7,550	14,551	22,101

Supplemental membership information:
Medicare Prescription Drug Plan (standalone) (a)			5,998			6,004			6,134
_____________________________________________

(a)
Represents the Company’s SilverScript PDP membership only. Excludes 2.5 million, 2.5 million and 2.3 million members as of September 30, 2019, June 30, 2019 and December 31, 2018, respectively, related to Aetna’s standalone PDPs that were sold effective December 31, 2018. The Company will retain the financial results of the divested plans through 2019 through a reinsurance agreement.

Supplemental Information
(Unaudited)

The following table shows the components of the change in health care costs payable during the nine months ended September 30, 2019:

In millions
Health care costs payable, beginning of period	$6,147
Less: Reinsurance recoverables	4
Health care costs payable, beginning of period, net	6,143
Add: Components of incurred health care costs
Current year	39,657
Prior years (a)	(511)
Total incurred health care costs (b)	39,146
Less: Claims paid
Current year	33,032
Prior years	5,253
Total claims paid	38,285
Add: Premium deficiency reserve	6
Health care costs payable, end of period, net	7,010
Add: Reinsurance recoverables	4
Health care costs payable, end of period	$7,014
_____________________________________________

(a)	Negative amounts reported for incurred health care costs related to prior years result from claims being settled for amounts less than originally estimated.

(b)
Total incurred health care costs during the nine months ended September 30, 2019 in the table above exclude (i) $6 million related to a premium deficiency reserve for the 2019 coverage year related to the Company’s Medicaid products, (ii) $31 million of benefit costs recorded in the Health Care Benefits segment that are included in other insurance liabilities on the unaudited condensed consolidated balance sheet and (iii) $213 million of benefit costs recorded in the Corporate/Other segment that are included in other insurance liabilities on the unaudited condensed consolidated balance sheet.

Days Claims Payable (Unaudited)

	September 30, 2019	June 30, 2019	March 31, 2019
Days Claims Payable (a)	51	48	45
_____________________________________________

(a)
Days claims payable is calculated by dividing the health care costs payable at the end of each quarter by the average health care costs per day during each respective quarter. Days claims payable is not directly comparable to the legacy Aetna metric due to the addition of approximately 6.0 million SilverScript standalone Medicare PDP members to the Health Care Benefits segment in each period presented as a result of the segment realignment in the first quarter of 2019.

Adjusted Operating Income Guidance
(Unaudited)

The following reconciliation of projected operating income to projected adjusted operating income contains forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our SEC filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q. See the discussion at “Non-GAAP Financial Information” earlier in this press release and endnote (1) later in this press release for more information on how we calculate adjusted operating income.

	Year Ending December 31, 2019
In millions	Low	High
Operating income (GAAP measure)	$11,774	$11,954
Non-GAAP adjustments:
Amortization of intangible assets	2,460	2,460
Acquisition-related integration costs	550	550
Store rationalization charges	231	231
Loss on divestiture of subsidiary	205	205
Adjusted operating income (1)	$15,220	$15,400

Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliations of projected income from continuing operations to projected adjusted income from continuing operations attributable to CVS Health and calculation of projected GAAP diluted EPS from continuing operations and projected Adjusted EPS contain forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our SEC filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q. See the discussion at “Non-GAAP Financial Information” earlier in this press release and endnote (2) later in this press release for more information on how we calculate Adjusted EPS.

	Year Ending December 31, 2019
	Low		High
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Income from continuing operations (GAAP measure)	$6,405		$6,510
Net income attributable to noncontrolling interests (GAAP measure)	(10)		(10)
Income allocable to participating securities (GAAP measure)	(5)		(5)
Income from continuing operations attributable to CVS Health (GAAP measure)	6,390	$4.90	6,495	$4.98
Non-GAAP adjustments:
Amortization of intangible assets	2,460	1.89	2,460	1.89
Acquisition-related integration costs	550	0.42	550	0.42
Store rationalization charges	231	0.17	231	0.17
Loss on divestiture of subsidiary	205	0.15	205	0.15
Loss on early extinguishment of debt	79	0.06	79	0.06
Income tax benefit	(815)	(0.62)	(815)	(0.62)
Income allocable to participating securities, net of tax (a)	—	—	—	—
Adjusted income from continuing operations attributable to CVS Health (2)	$9,100	$6.97	$9,205	$7.05

Weighted average diluted shares outstanding		1,305		1,305
_____________________________________________

(a)
Represents the corresponding impact to income allocable to participating securities, net of tax, related to the items above excluded from income from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health and calculating Adjusted EPS above.

Endnotes

(1) The Company defines adjusted operating income as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, store rationalization charges, gains/losses on divestitures, goodwill impairments, interest income on financings associated with proposed acquisitions (for periods prior to the acquisition), and any other items specifically identified herein. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from operating income.
(2) The Company defines adjusted income from continuing operations attributable to CVS Health as income (loss) from continuing operations attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, store rationalization charges, gains/losses on divestitures, losses on early extinguishment of debt, goodwill impairments, net interest expense on financings associated with proposed acquisitions (for periods prior to the acquisition), the corresponding income tax benefit or expense related to the items excluded from adjusted income from continuing operations attributable to CVS Health, the corresponding impact to income allocable to participating securities, net of tax, related to the items excluded from income from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health, and any other items specifically identified herein. GAAP diluted EPS from continuing operations and Adjusted EPS, respectively, are calculated by dividing income from continuing operations attributable to CVS Health and adjusted income from continuing operations attributable to CVS Health by the Company’s weighted average diluted shares outstanding.
Adjusted EPS for the nine months ended September 30, 2018 is calculated utilizing adjusted weighted average diluted shares outstanding, which includes 2 million potential common equivalent shares, as the impact of these shares was dilutive. The potential common equivalent shares were excluded from the calculation of GAAP loss per share from continuing operations for the nine months ended September 30, 2018, as these shares would have had an anti-dilutive effect as a result of the GAAP net loss incurred. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from income from continuing operations attributable to CVS Health and GAAP diluted EPS.
(3) The Company defines adjusted revenues as total revenues (GAAP measure) excluding the impact of certain items that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as interest income on financings associated with proposed acquisitions (for periods prior to the acquisition) and any other items specifically identified herein. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from total revenues.
(4) The Company defines adjusted operating expenses as operating expenses (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, store rationalization charges, gains/losses on divestitures and any other items specifically identified herein. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from operating expenses.
(5) Enterprise prescriptions include prescriptions dispensed through the Company’s retail pharmacies, long-term care pharmacies, and mail order pharmacies as well as prescription claims managed through our pharmacy benefit manager, with an elimination for managed prescription claims filled through CVS Health dispensing channels.
(6) Includes an adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.
(7) Pharmacy network revenues, pharmacy claims processed and generic dispensing rate do not include Maintenance Choice® activity, which is included within the mail choice category. Pharmacy network is defined as claims filled at retail and specialty retail pharmacies, including the Company’s retail pharmacies and long-term care pharmacies, but excluding Maintenance Choice activity. Maintenance Choice permits eligible client plan members to fill their maintenance prescriptions through mail order delivery or at a CVS Pharmacy retail store for the same price as mail order.
(8) Mail choice is defined as claims filled at a Pharmacy Services mail order facility, which includes specialty mail claims inclusive of Specialty Connect® claims picked up at a retail pharmacy, as well as prescriptions filled at the Company’s retail pharmacies under the Maintenance Choice program.
(9) Same store sales and prescription volume exclude revenues from MinuteClinic, and revenues and prescriptions from stores in Brazil and LTC operations.